Exhibit 4.81

WOODSIDE AGENCY SERVICES, LLC
25 Mall Road
Burlington, MA 01803

April 26, 2010
RBS Citizens, National Association
28 State Street
Boston, MA  02109
Attn:  Robert Barnhard

National Investment Managers Inc.
485 Metro Place South, Suite 275
Dublin, OH 43017
Attn:  Steven J. Ross

Re:	Repayment of Short-Term Working Capital and Participation Arrangements

Ladies and Gentlemen:

We refer to (a) that certain Revolving Line of Credit and Term Loan Agreement, dated as of November 30, 2007 (as amended by that certain Eleventh Amendment to Revolving Line of Credit and Term Loan Agreement, dated as of even date herewith (the “Eleventh Amendment”), and as may be further amended, restated or otherwise modified and in effect from time to time, the “Loan Agreement”), by and among RBS Citizens, National Association (“RBS”), National Investment Managers Inc. (the “Company”) and the guarantors party thereto, and (b) that certain letter agreement, dated as of April 12, 2010 (the “Working Capital Loan Letter”), by and among Woodside Capital Partners IV, LLC (“Woodside IV”), Woodside Capital Partners IV QP, LLC (“Woodside IV QP”), Woodside Capital Partners V, LLC (“Woodside V”), Woodside Capital Partners V QP, LLC (“Woodside V QP”, and together with Woodside IV, Woodside IV QP and Woodside V, collectively, the “Holders”), Woodside Agency Services, LLC, as Collateral Agent, the Company and the guarantors party thereto, pursuant to which the Holders made a short-term working capital loan to the Company in the original principal amount of $500,000 (the “Working Capital Loan”).  Capitalized terms used herein without definition shall have the meanings assigned to such terms in the Loan Agreement.

Exhibit 4.81

The Company hereby requests, and RBS hereby agrees to fund, a Revolving Advance in the amount of $507,333.33, which Revolving Advance shall accrue interest at the Prime Rate plus six hundred (600) Basis Points pursuant to Section 2(a)(v) of the Loan Agreement.  For the avoidance of doubt, RBS hereby agrees that it shall fund the Revolving Advance pursuant to this letter agreement (this “Agreement”) irrespective of the Company’s ability to satisfy the conditions set forth in Section 4 of the Loan Agreement; provided, however, that to the extent that the funding of such Revolving Advance would cause the Aggregate Revolving Advances to exceed the amount of the Maximum Revolving Credit (as in effect immediately prior to the effectiveness of the Eleventh Amendment), then that portion of such Revolving Advance exceeding the Maximum Revolving Credit (as in effect immediate prior to the effectiveness of the Eleventh Amendment) shall be funded at such time as the increase in the Maximum Revolving Credit contemplated by the Eleventh Amendment has been fully-effectuated.

The Company hereby directs RBS to make payment of the Revolving Advance described in the foregoing paragraph for the benefit of the Holders, and RBS agrees to fund such Revolving Advance, subject to the terms of the following paragraph, to the Collateral Agent, for the pro rata account of each Holder, in indefeasible repayment, in full in cash, of the Company’s obligations to the Holders in respect of the Working Capital Loan.  The parties hereto hereby acknowledge and agree that as of the date hereof, the outstanding principal amount of the Working Capital Loan, together with all fees and accrued and unpaid interest, is $507,333.33.

The Holders hereby agree that contemporaneously with the funding of the Revolving Advance described herein, they shall apply $500,000 of such Revolving Advance to purchase a participation interest (the “Woodside Participation Interest”) under and in respect of the Revolving Loan, pursuant to the terms and conditions set forth in a Participation Agreement, dated as of even date herewith, by and among the Collateral Agents, the Holders and RBS.  In light of the purchase of such participation interest, the parties hereto agree that RBS shall only be required to remit to the Company, for payment to the Holders, an amount equal to $7,333.33, which amount represents the fees (including, without limitation, the Fee (as defined in the Working Capital Loan Letter)) and accrued and unpaid interest owing in respect of the Working Capital Loan.  The remainder of the Revolving Advance made pursuant to the terms hereof shall be applied by RBS towards the purchase price of the Woodside Participation Interest.

This Agreement shall become effective as of the date first written above upon the receipt by each party hereto of a fully-executed copy of this Agreement.

Any notice pursuant to this Agreement to the Company or any Holder shall be in writing and shall be deemed to have been duly given (a) if mailed by certified or registered mail, postage prepaid, return receipt requested, when received, (b) if by facsimile or other electronic transmission (including, without limitation, electronic mail), when electronic confirmation of receipt is received, and (c) if by overnight courier, when receipted for, in each case when addressed to them at their respective addresses set forth above (or such other address as any of them may designate by written notice to the others, in accordance herewith).

EACH PARTY HERETO HEREBY AGREES TO SUBMIT TO THE EXCLUSIVE JURISDICTION OF THE COURTS IN AND OF THE COMMONWEALTH OF MASSACHUSETTS OVER ANY SUIT, ACTION OR PROCEEDING EXISTING UNDER OR RELATING TO THIS AGREEMENT, AND CONSENTS THAT SERVICE OF PROCESS WITH RESPECT TO ALL COURTS IN AND OF THE COMMONWEALTH OF MASSACHUSETTS MAY BE MADE BY REGISTERED MAIL TO IT AT ITS ADDRESS DETERMINED PURSUANT TO THE IMMEDIATELY PRECEDING PARAGRAPH.

Exhibit 4.81

THIS AGREEMENT IS INTENDED TO TAKE EFFECT AS A SEALED INSTRUMENT AND MAY BE EXECUTED IN ANY NUMBER OF COUNTERPARTS WHICH TOGETHER SHALL CONSTITUTE ONE INSTRUMENT AND SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE DOMESTIC SUBSTANTIVE LAWS OF THE COMMONWEALTH OF MASSACHUSETTS WITHOUT GIVING EFFECT TO ANY CHOICE OR CONFLICT OF LAW PROVISION OR RULE THAT WOULD CAUSE THE APPLICATION OF THE DOMESTIC SUBSTANTIVE LAWS OF ANY OTHER STATE, AND SHALL BIND AND INURE TO THE BENEFIT OF THE PARTIES HERETO AND THEIR RESPECTIVE SUCCESSORS AND ASSIGNS.

EACH PARTY HERETO HEREBY WAIVES ITS RIGHT TO A JURY TRIAL WITH RESPECT TO ANY ACTION OR CLAIM ARISING OUT OF ANY DISPUTE IN CONNECTION WITH THIS AGREEMENT, ANY RIGHTS OR OBLIGATIONS HEREUNDER OR THE PERFORMANCE OF ANY OF SUCH RIGHTS OR OBLIGATIONS.

This letter agreement sets forth the entire understanding of the parties hereto with respect to the matters set forth herein.  The rights and remedies herein provided are cumulative and not exclusive of any remedies provided by law or any other agreement.  The invalidity or unenforceability of any one or more sections of this letter agreement shall not affect the validity or enforceability of its remaining provisions.  Captions are for the ease of reference only and shall not affect the meaning of the relevant provisions.  The meanings of all defined terms used in this letter agreement shall be equally applicable to the singular and plural forms of the terms defined.

This letter agreement may be executed in any number of counterparts, and all such counterparts shall together constitute but one instrument.  In making proof of this letter agreement it shall not be necessary to produce or account for more than one counterpart signed by each party hereto by and against which enforcement hereof is sought.  Any signature delivered by a party by facsimile transmission or other electronic method of transmission (including without limitation in “PDF” format) shall be deemed to be an original signature hereto.

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Exhibit 4.81

Sincerely yours,

WOODSIDE CAPITAL PARTNERS V, LLC

By: Woodside Opportunity Partners II, LLC, its Manager
By: Woodside Capital Management, LLC, its Manager

By	: /s/ Scott Schooley
Name: Scott Schooley
Title: Manager

WOODSIDE CAPITAL PARTNERS V QP, LLC

By: Woodside Opportunity Partners II, LLC, its Manager
By: Woodside Capital Management, LLC, its Manager

By	: /s/ Scott Schooley
Name: Scott Schooley
Title: Manager

WOODSIDE CAPITAL PARTNERS IV, LLC

By: Woodside Opportunity Partners, LLC, its Manager
By: Woodside Capital Management, LLC, its Manager

By	: /s/ Scott Schooley
Name: Scott Schooley
Title: Manager

Exhibit 4.81

WOODSIDE CAPITAL PARTNERS IV QP, LLC

By: Woodside Opportunity Partners, LLC, its Manager
By: Woodside Capital Management, LLC, its Manager

By	: /s/ Scott Schooley
Name: Scott Schooley
Title: Manager

WOODSIDE AGENCY SERVICES, LLC, as Collateral Agent

By: Woodside Capital Management, LLC, its Manager

By:	/s/ Scott Schooley
Name: Scott Schooley
Title: Manager

Exhibit 4.81

Acknowledged and Agreed:

RBS CITIZENS, NATIONAL ASSOCIATION

By:	/s/ Robert Barnhard
Name: Robert Barnhard
Title: Senior Vice President

NATIONAL INVESTMENT MANAGERS INC.

By	:/s/ Steven J. Ross
Name: Steven J. Ross
Title: CEO